EXHIBIT 99.1


                       CLEAR CHANNEL COMMUNICATIONS, INC.
                             EXTENDS EXCHANGE OFFER
                       FOR EURO 650,000,000 NOTES DUE 2005

San Antonio, Texas, December 12, 2000 - Clear Channel Communications, Inc. (the "Company") has extended its offer to exchange Euro 650,000,000 6.50% Notes due 2005 issued by the Company in July 2000 (the "Existing Notes") for 6.50% Notes due 2005 which have been registered with the U.S. Securities and Exchange Commission (the "Exchange Offer").

The Exchange Offer commenced on November 13, 2000 and has been extended to expire at 5:00 p.m., New York City time on December 20, 2000.

All Existing Notes that are validly tendered and not validly withdrawn will be exchanged. Holders may withdraw the tender of their Existing Notes at any time prior to 5:00 p.m., New York City time on December 20, 2000.

To tender their Existing Notes in the Exchange Offer, holders thereof which are direct or indirect participants in the Depository Trust Company, Euroclear or Clearstream, Luxembourg must transmit to The Bank of New York, as exchange agent on or prior to December 20, 2000, either a properly completed and executed Letter of Transmittal or a computer generated message forming a part of confirmation of DTC, Euroclear or Clearstream, Luxembourg book-entry transfer in which they acknowledge and agree to be bound by the terms of the Letter of Transmittal.

Copies of the Exchange Offer Prospectus, dated November 9, 2000, the Letter of Transmittal and all other documents pertinent to the Exchange Offer may be obtained from the exchange agent at the following addresses:

The Bank of New York                      The Bank of New York
101 Barclay Street                        30 Cannon Street
New York, New York  10286                 London EC4M 6XH
Attention: Santino Ginocchietti           Attention: Linda Read or Emma Wilkes
Tel: (212) 815-6331                       Tel: (44 171) 893-7284
Fax: (212) 815-6339                       Fax: (44 171) 893-6369